UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2018 (August 17, 2018)

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Mattersight Corporation

(Exact Name of Registrant as Specified in Charter)

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Delaware

(State or Other Jurisdiction of Incorporation)

0-27975	36-4304577
(Commission File Number)	(IRS Employer Identification No.)

200 W. Madison Street, Suite 3100, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 235-6925

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, on April 25, 2018, the Company, NICE Systems, Inc., a Delaware corporation (“Parent”), NICE Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), and, solely for the purposes of Section 8.16 of the Merger Agreement, NICE Ltd., a company organized under the laws of the State of Israel (“NICE”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). In accordance with the terms of the Merger Agreement, on May 10, 2018, Parent commenced a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock (“Common Stock”) and the Company’s 7% Series B Convertible Preferred Stock (“Preferred Stock”, and together with the Common Stock, the “Mattersight Shares”) for a purchase price of (i) $2.70 per share of Common Stock (the “Common Offer Price”) and (ii) $7.80 per share of Preferred Stock, plus accrued and unpaid dividends payable thereon, if any, as of immediately prior to the Effective Time (as defined below) (the “Preferred Offer Price” and, together with the Common Offer Price, the “Offer Price”), in each case, net to the holder thereof in cash, without interest, upon the terms and conditions set forth in the offer to purchase, dated May 10, 2018 (together with any subsequent amendments or supplements thereto, the “Offer to Purchase”) and in the related Letter of Transmittal (together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO Filed with the Securities and Exchange Commission (the “SEC”) by Parent, Purchaser and NICE on May 10, 2018.

The Offer expired one minute after 11:59 p.m., New York time, on Friday, August 17, 2018. Parent and Purchaser were advised by Continental Stock Transfer & Trust Company, the depositary and paying agent for the Offer (the “Depositary”), that, as of the expiration of the Offer, a total of 29,660,507 shares of Common Stock and 1,577,832 shares of Preferred Stock had been validly tendered into and not withdrawn pursuant to the Offer, representing approximately 89.4% of the outstanding shares of the Company’s capital stock, on an as converted to Common Stock basis. Additionally, the Depositary advised Parent and the Purchaser that an additional 545,712 shares of Common Stock and no shares of Preferred Stock had been tendered by notice of guaranteed delivery, representing approximately 1.6% of the outstanding shares of the Company’s capital stock, on an as converted to Common Stock basis, at such time. The aggregate number of shares of Common Stock and Preferred Stock validly tendered and not properly withdrawn pursuant to the Offer, taken together with the shares of Common Stock and Preferred Stock owned by Parent and Purchaser, satisfies the condition to the Offer that the number of validly tendered shares represents a majority of the outstanding shares of Company capital stock, voting together as a single-class on an as-if converted to Common Stock basis. All conditions to the Offer having been satisfied, Purchaser accepted for payment the shares validly tendered. Purchaser is required to promptly pay for all shares accepted.

As a result of its acceptance of the shares tendered in the Offer, Purchaser acquired sufficient shares of the Company’s capital stock to consummate, and on August 20, 2018 did consummate, a short-form merger (the “Merger”) without a vote of the Company’s stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). At the effective time of the Merger (the “Effective Time”), Purchaser merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, and each share of the Company’s capital stock issued and outstanding immediately prior to the Effective Time and not tendered pursuant to the Offer (other than shares owned by Parent, the Company or Purchaser or any of their direct or indirect wholly owned subsidiaries and shares with respect to which appraisal rights were properly exercised in accordance with the DGCL) was cancelled and automatically converted into the right to receive cash in an amount equal to the applicable Offer Price.

As the per share exercise price of each warrant to purchase Common Stock (the “Company Warrants”) was equal to or greater than the Common Offer Price, immediately prior to the Merger, each Company Warrant was cancelled without cash payment.

Each option to purchase Common Stock under the Company’s 1999 Stock Incentive Plan, as amended (such plan, the “Company Stock Plan” and each such option, a “Company Option”) that was outstanding, whether or not vested, immediately prior to the Effective Time, was cancelled and converted into the right to receive, in exchange for the cancellation of such Company Option, an amount in cash, without interest and less applicable tax withholdings, equal to (i) the Common Offer Price, less the per share exercise price of such Company Option, multiplied by (ii) the total number of shares of the Company’s Common Stock issuable upon exercise in full of such Company Option (the “Company Option Consideration”). If the per share exercise price of any Company Option was equal to or greater than the Common Offer Price, such Company Option was cancelled without cash payment.

As of the Effective Time, (i) each vested Company restricted stock award outstanding, and each unvested Company restricted stock award outstanding under the Company Stock Plan (each, a “Restricted Stock Award” and collectively, the “Restricted Stock Awards”) held by a holder holding less, in the aggregate, than 2,000 shares of Common Stock subject to such Restricted Stock Award, was cancelled and converted into a right to receive an amount in cash, without interest, equal to (x) the amount of the Common Offer Price multiplied by (y) the total number of shares of Common Stock subject to such award and (ii) with respect to each unvested Restricted Stock Award held by a holder holding, in the aggregate, 2,000 or more shares of Common Stock subject to such unvested Restricted Stock Award (x) 2,000 shares of Common Stock subject to such unvested Restricted Stock Award were cancelled and converted into the right to receive cash in an amount per such share equal to the Common Offer Price and (y) the remaining shares subject to such unvested Restricted Stock Award were assumed by Parent and converted into restricted American depositary shares of NICE, each representing one ordinary share, par value one New Israeli Shekel per share, of NICE (collectively, the “Restricted Stock Award Consideration”). All Restricted Stock Award Consideration will be paid without interest and less any applicable tax withholdings.

The total amount of funds required by NICE, Parent, and Purchaser to consummate the Offer and purchase all outstanding Mattersight Shares (including outstanding shares of restricted stock) in the Offer, to fund the Merger and to fund payments in respect of outstanding stock options of Mattersight, is approximately $104.2 million, excluding related fees and expenses. NICE, Parent, and Purchaser funded such cash requirements from NICE’s and Parent’s available cash on hand.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K (“Current Report”) filed by the Company on April 26, 2018, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the Merger, on August 20, 2018, the Company terminated its loan and security agreement with CIBC Bank USA (“CIBC”), dated June 29, 2017 and amended on March 29, 2018 and April 25, 2018 (the “Loan Agreement”), following the repayment of all amounts outstanding thereunder.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2018, the Company (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (x) suspend the trading of shares of the Common Stock on such date, and (y) file a delisting application with the SEC on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of shares of the Common Stock on Nasdaq was suspended prior to market open on August 20, 2018. The Company intends to file with the SEC, on Form 15, a certification and notice of termination of the registration of such shares of common stock under Section 12(g) of the Exchange Act, suspending its obligations to file reports under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 3.01 and Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 5.02 and Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, Kelly D. Conway, Tench Coxe, Philip R. Dur, Henry J. Feinberg, John T. Kohler, David B. Mullen, Michael J. Murray and John C. Staley ceased to serve as members of the Company’s Board of Directors.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, Yaron Hertz and Jeff Levenberg, the directors and officers of Purchaser immediately prior to the Effective Time, became the directors and officers of the Company. Mr. Hertz became the President of the Company at the Effective Time, and Mr. Levenberg became the Company’s Secretary. Information regarding Messrs. Hertz and Levenberg has been previously disclosed on Schedule 1 of the Offer to Purchase.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company were amended and restated. Copies of the amended and restated certificate of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01. Other Events

On August 20, 2018, NICE issued a press release announcing the expiration of the Offer and the consummation of the Merger. Such press release is included as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Title
2.1

Agreement and Plan of Merger by and among NICE Systems, Inc., NICE Acquisition Sub, Inc., Mattersight Corporation, and, solely for purposes of Section 8.16 thereof, NICE Ltd., dated as of April 25, 2018. (Certain schedules and annexes referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished as a supplement to the U.S. Securities and Exchange Commission upon request) (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Mattersight Corporation with the Securities and Exchange Commission on April 26, 2018).

3.1	Amended and Restated Certificate of Incorporation of Mattersight Corporation.

3.2	Amended and Restated Bylaws of Mattersight Corporation.

99.1

Press Release issued by NICE Ltd., dated August 20, 2018 (incorporated by reference to Exhibit (a)(1)(M) to Amendment No. 8 to the Tender Offer Statement on Schedule TO, filed by NICE Systems, Inc., NICE Acquisition Sub, Inc. and NICE Ltd. on August 20, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: August 20, 2018	By:	/s/ Jeff Levenberg
Jeff Levenberg
Secretary and Director